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                                 EXHIBIT 21.1

                      SUBSIDIARIES OF PTEK HOLDINGS, INC.

                                                              JURISDICTION OF
SUBSIDIARY                                                      ORGANIZATION
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American Teleconferencing Services, Ltd.                          Missouri
Comvave GmbH                                                      Germany
Comwave UK, Ltd.                                                  England
Connaught Commercial Services Limited                             England
EBIS Communications, Inc.                                         Georgia
Intellivoice Communications, LLC                                  Delaware
Orchestrate.com, Inc.                                             Georgia
PCI Acquisition Corp.                                             Georgia
Premiere Argentina Holding, L.L.C.                                Georgia
Premiere Brazil Holdings, L.L.C.                                  Georgia
Premiere Communications, Inc.                                     Florida
Premiere Conferencing (Canada) Limited                             Canada
Premiere Conferencing (Hong Kong) Limited                        Hong Kong
Premiere Conferencing (Ireland) Limited                           Ireland
Premiere Conferencing (Japan), Inc.                                Japan
Premiere Conferencing (UK) Limited                                England
Premiere Conferencing GmbH                                        Germany
Premiere Conferencing Limited                                   New Zealand
Premiere Conferencing Pte. Ltd.                                  Singapore
Premiere Conferencing Pty Limited                                Australia
Premiere Information Systems Pte. Ltd.                           Singapore
Premiere Technologies (HK) Ltd.                                  Hong Kong
Premiere Technologies (United Kingdom) Limited                    England
PT Transtelindo Tritamo                                          Indonesia
PTEK Communications and Data Services GmbH                        Austria
PTEK Communications Limited                                       England
PTEK Management, LLC                                              Delaware
PTEK, Inc.                                                        Georgia
PTEKVentures.com, Inc.                                             Nevada
Ptek Investors I LLC                                              Delaware
Ptek Partners LLC                                                 Delaware
Ptek Ventures I LLC                                               Delaware
Swift Global Communications (HK) Limited                         Hong Kong
Swift Global Communications, Inc.                                 Delaware
Swift Global International Ltd.                                   New York
Transmit International Limited                                    England
ViTel Bureau Services Limited                                     England
ViTel International, Inc.                                         New York
ViTel Limited                                                     England
Voice-Tel Enterprises, LLC                                        Delaware
Voice-Tel of Canada Ltd.                                           Canada
Voice-Tel of New Zealand Limited                                New Zealand
Voice-Tel Pty Ltd.                                               Australia
Xpedite IN Services GmbH                                          Germany
Xpedite Limited                                                    Taiwan
Xpedite Scandinavia A/S Holding                                 Scandinavia
Xpedite Systems (Malaysia) Sdn. Bhd.                              Malaysia

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                      SUBSIDIARIES OF PTEK HOLDINGS, INC.
                                  (CONTINUED)

                                                             JURISDICTION OF
SUBSIDIARY                                                    ORGANIZATION
-------------------------------------------------------------------------------

Xpedite Systems AG                                            Switzerland
Xpedite Systems Canada, Inc.                                     Canada
Xpedite Systems GmbH                                            Germany
Xpedite Systems Holdings (UK) Limited                           England
Xpedite Systems Holdings GmbH                                   Germany
Xpedite Systems Holdings S.A.R.L.                                France
Xpedite Systems Japan, Inc.                                      Japan
Xpedite Systems Korea Ltd.                                       Korea
Xpedite Systems Limited                                       New Zealand
Xpedite Systems Limited                                         England
Xpedite Systems NV/SA                                           Belgium
Xpedite Systems Participation E.U.R.L.                           France
Xpedite Systems Pty Limited                                    Australia
Xpedite Systems S.r.l.                                           Italy
Xpedite Systems Spain, S.A.                                      Spain
Xpedite Systems Worldwide, Inc.                                 Delaware
Xpedite Systems, Inc.                                           Delaware
Xpedite Systems, S.A.                                            France
Xpedite Systems Finance S.N.C.                                   France